                                                                   EXHIBIT 10.15

                             FORBEARANCE AGREEMENT


     AGREEMENT (this "Agreement") made as of the Effective Date (as defined in Section 18) by and among Hillel Bronstein, an individual residing in New York, New York ("Bronstein"); Cornell Transcription, Inc., a New York corporation ("CTI"); e-DOCS Health Care Information Services, Inc., a Delaware corporation formerly known as AVRI Health Care Information Services, Inc. ("HCIS"); and Applied Voice Recognition, Inc., a Delaware corporation d/b/a e-DOCS.net ("E-Docs").

                              W I T N E S S E T H

     WHEREAS, as of December 1, 1998, CTI, Bronstein, HCIS and E-Docs executed an Asset Purchase Agreement (the "Purchase Agreement"), whereby CTI agreed to sell to HCIS and HCIS agreed to purchase from CTI and Bronstein, certain assets of CTI and certain shares of common stock of CTI's subsidiary, Outsource Transcription Philippines, Inc., a stock corporation formed under the laws of the Republic of the Philippines ("OTPI"); and

     WHEREAS, a portion of the Purchase Price, as defined in the Purchase Agreement, included the issuance and delivery on December 31, 1999 by E-Docs to CTI of 735 shares of convertible Series 1 Preferred Stock of E-Docs ("E-Docs Preferred Stock"), with an aggregate stated value of $735,000; and

     WHEREAS, on or about February 17, 1999, CTI, Bronstein, HCIS and E-Docs entered into the First Amendment to Asset Purchase Agreement ("First Amendment"), wherein the number of shares of E-Docs Preferred Stock to be issued to CTI on December 31, 1999 was corrected to 575, with an aggregate stated value of $575,000; and

     WHEREAS, the Certificate of Designation, Preferences, Rights and Limitations of Series 1 Preferred Stock (the "Certificate of Designation") describing the shares of E-Docs Preferred Stock provides that each holder of shares of E-Docs Preferred Stock shall be entitled to cause any and all such shares to be converted into shares of E-Docs Common Stock ("E-Docs Common Stock"), which shares of E-Docs Common Stock will have been registered by E-Docs pursuant to a registration statement filed with the Securities and Exchange Commission (the "SEC") for public offering and sale of stock, pursuant to the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time (the "1933 Act"); and

     WHEREAS, the E-Docs Common Stock has not been registered, as provided for under the Purchase Agreement and the Certificate of Designation; and

     WHEREAS, under the terms of Section 6.5 of the Purchase Agreement, HCIS and E-Docs are entitled to offset against the shares of E-Docs Preferred Stock to be delivered to CTI the amount equal of any claims by HCIS resulting from breaches by CTI or Bronstein of any of their respective representations, warranties or covenants in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Closing Statement executed by the parties in connection with the Purchase Agreement and the First Amendment, Bronstein, CTI, E-Docs and HCIS agreed to offset $51,134 against the E-Docs Preferred Stock to be distributed to CTI in consideration for HCIS' assumption of a lease with Sterling Bank, which offset is not in dispute among the parties hereto, and

     WHEREAS, HCIS and E-Docs are in the process of determining the amount of claimed offsets pursuant to such Section 6.5, which amounts include fees and expenses relating to filing certain corporate and tax reports and returns with respect to the formation of OTPI, which fees and expenses E-Docs has preliminarily estimated to be approximately $41,000 (the "Potential Offset Claims"); and

     WHEREAS, on or about February 17, 2000, CTI, Bronstein, HCIS and E-Docs agreed that E-Docs would issue to CTI 448.866 shares of E-Docs Preferred Stock, such number of shares being determined by reducing the 575 shares of E-Docs Preferred Stock owed by E-Docs to CTI by (i) 51.134 shares having a stated value of $51,134 with respect to the Sterling Bank lease obligation, and (ii) 75 shares (the "Disputed Shares") having a stated value of $75,000 as a holdback for purposes of satisfying the Potential Offset Claims, although the parties did not agree as to the resolution of the amount of such Potential Offset Claims and reserved their rights to resolve such claims and offset amounts at a later date; and

     WHEREAS, prior to the issuance of the 448.866 shares of E-Docs Preferred Stock to CTI, CTI delivered to HCIS and E-Docs (i) a notice of conversion instructing E-Docs to convert the shares of E-Docs Preferred Stock to be issued to CTI into unrestricted shares of E-Docs Common Stock, in accordance with the terms of the Certificate of Designation, and (ii) a corporate resolution executed by Bronstein, in his capacity as the sole director of CTI, and further executed by Bronstein and Yaniv Dagan, in their capacities as the sole shareholders of CTI, directing that all shares of E-Docs Common Stock to be issued to CTI should be issued to Bronstein individually; and

     WHEREAS, on or about February 17, 2000, E-Docs converted the 448.866 shares of E-Docs Preferred Stock into 1,468,539 restricted shares of E-Docs Common Stock at a conversion rate of one (1) share of E-Docs Common Stock for each
0.0003056548 of a share of E-Docs Preferred Stock (the "12/31/99 Conversion Rate"), which rate is the conversion rate determined as of December 31, 1999 pursuant to the terms of the Certificate of Designation; and

     WHEREAS, to date, Bronstein has sold 167,468 shares of E-Docs Common Stock, which sale has occurred pursuant to SEC Rule 144; and

     WHEREAS, Bronstein has demanded that E-Docs issue and deliver duly registered shares of E-Docs Common Stock in an amount equal to the balance of 1,301,071 restricted shares of E-Docs Common Stock that Bronstein presently holds (the "Bronstein Shares"); and

       WHEREAS, E-Docs and HCIS have advised Bronstein that they are currently unable to issue and deliver registered shares of E-Docs Common Stock in the amount of the Bronstein Shares; and

       WHEREAS, E-Docs and HCIS have requested that Bronstein agree to forbear from the exercise of certain of Bronstein's rights and remedies under the Purchase Agreement during the Forbearance Period (as hereinafter defined) in consideration for the terms, and subject to the conditions, contained in this Agreement; and

       WHEREAS, in addition to the forgoing, a dispute has arisen among Bronstein, Stuart Szpicek ("Szpicek") and Yaniv Dagan ("Dagan") with respect to Szpicek's and Dagan's respective beneficial ownership interests in and to the Bronstein Shares, if any, and to any other shares of E-Docs Common Stock that E-Docs is required to issue and deliver to CTI or Bronstein in connection with the Purchase Agreement (the "Share Dispute"); and

       WHEREAS, E-Docs and HCIS have received an instrument dated as of March 2, 2000, apparently executed by Bronstein and Szpicek (the "March 2 Instrument"), pursuant to which issues were raised regarding the distribution of the E-Docs Preferred Stock among Bronstein, Szpicek and Dagan (which issues remain unresolved and the legal effect of which March 2 Instrument remains unclear) and which March 2 Instrument purports to reflect an agreement among Bronstein and Szpicek that the $575,000 worth of E-Docs Preferred Stock was to be distributed among Bronstein, Szpicek and Dagan as follows:

       To be Immediately Distributed:

       Bronstein      $232,116
       Szpicek        $187,116
       Dagan          $ 16,000
                      --------

       Total:         $435,232

       The Amount Remaining From $126,134 Following the Offset of Known and Potential Claims Under Section 6.5 of the Purchase Agreement ("Remaining Balance"), which Remaining Balance is to be Distributed to Bronstein, Szpicek and Dagan in the Following Percentages:

       Bronstein          47.5%
       Szpicek            47.5%
       Dagan               5.0%
                      --------

       Total:            100.0%

       In addition to the amount to be immediately distributed, and the Remaining Balance, $13,634 is a Reserve Amount (the "Reserve Amount"), which Reserve Amount is to be distributed in accordance with Section 3 of this Agreement.

       The totals are: ($435,232 + $126,134 + $13,634 = $575,000);

       WHEREAS, E-Docs, HCIS, CTI and Bronstein would like to resolve all disputes among them and the "Share Dispute" to the fullest extent possible; and

       NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1) Forbearance. During the period commencing as of the Effective Date and ending on the earlier to occur of (i) the date that E-Docs (A) notifies Bronstein that the Bronstein Remaining Shares (as definied in paragraph 5(b) herein), the Bronstein Warrant Shares (as defined in paragraph 5(a) herein), and the Bronstein Interest Shares (as defined in paragraph 5(b) herein), if any, have been registered pursuant to a registration statement filed with the SEC for public offering and sale of stock pursuant to the 1933 Act, and (B) has delivered to Bronstein or the Transfer Agent for E-Docs' common stock, as applicable, such other documents that may be necessary to effectuate the public sale of the Bronstein Remaining Shares, the Bronstein Warrant Shares and the Bronstein Interest Shares, if any, pursuant to such registration statement, including, without limitation, legal opinions of E-Docs' securities counsel with respect thereto, or (ii) August 15, 2000 (the "Forbearance Period"), Bronstein and CTI agree that they will not exercise any enforcement rights or remedies under, or otherwise with respect to, the Purchase Agreement, including, without limitation, asserting or pursuing any claim or commencing any lawsuit or arbitration under, pursuant to or otherwise in connection with, the Purchase Agreement. Such forbearance shall not apply to claims for breach of this Agreement.

        2) Confirmation of Agreement and Reaffirmation. Each of E-Docs, HCIS, CTI and Bronstein hereby ratifies and confirms each of their respective obligations under the Purchase Agreement and confirms and agrees that the Purchase Agreement remains in full force and effect in accordance with its terms, without modification or waiver except as modified by this Agreement and except as previously amended, restated, modified and supplemented from time to time in accordance with the terms of the Purchase Agreement. Except as expressly provided to the contrary herein, Bronstein, CTI, E-Docs and HCIS each hereby reserve all of their respective rights and remedies against each other with respect to, and under the terms of, the Purchase Agreement.

        3) Surrender of Stock Certificate(s) by Bronstein and Allocation and Reissuance to Bronstein, Szpicek and Dagan. Upon the execution of this Agreement by Bronstein, Bronstein will deliver to E-Docs (i) the stock certificate(s) representing the Bronstein Shares; and (ii) written instructions addressed to E-Docs' Stock Transfer Agent instructing such Stock Transfer Agent to cancel such stock certificate(s) and to reissue three (3) new certificates to each of the following recipients in the following number of shares of E-Docs Common Stock (which includes a distribution of the Reserve Amount in the following percentages: 47.5% to Bronstein; 47.5% to Szpicek and 5% to Dagan):

                         # of Shares
          Shareholder    of E-Docs
          Name           Common Stock
          -----------    ------------

          Bronstein        613,126 (determined by subtracting 167,468 from
                                   759,406 and adding 21,188)
          Szpicek          633,369 (determined by adding 21,188 to 612,181)
          Dagan             54,576 (determined by adding 2,230 to 52,246)
                         ---------

          Total:         1,301,071

The certificate(s) described under subparagraph (i) above and the written instructions described under subparagraph (ii) above, will be delivered to E-Docs' counsel by Bronstein and CTI by Federal Express delivery to be transmitted on the same day as the exchange, by Facsimile, by the parties of duly executed original counterparts of this Agreement. Originals of the duly executed Agreement shall be exchanged by the Parties by Federal Express delivery to be transmitted the same day as the Facsimile exchange.

        4) Compromise and Settlement of Potential Offset Claims. E-Docs, HCIS, CTI and Bronstein hereby compromise and settle all Potential Offset Claims for the aggregate amount of $25,000. As a result, E-Docs hereby agrees to issue to Bronstein, Szpicek and Dagan an aggregate of 50 additional shares of E-Docs Preferred Stock, allocated among, and issued in the form of E-Docs Common Stock within five (5) days after the Effective Date of this Agreement to, each of Bronstein, Szpicek and Dagan as follows (the "Compromise Shares"):

                           # of Shares       12/31/99      # of Shares
          Shareholder      of E-Docs         Conversion    of E-Docs
          Name             Preferred Stock   Rate          Common Stock
          --------------   ---------------   -----------   ------------

          Bronstein             23.75         0.3056548       77,702
          Szpicek               23.75         0.3056548       77,702
          Dagan                  2.50         0.3056548        8,179

The Compromise Shares shall be registered by E-Docs in accordance with the same terms as Section 1 (i) (A) and (B) of this Agreement.

        5) Additional Consideration. In consideration for the forbearance of Bronstein and CTI, as described in Section 1 above, E-Docs hereby agrees as follows:

       (a) E-Docs shall grant to Bronstein warrants to purchase 118,750 shares of E-Docs' Common Stock which shares are to be registered on or prior to August 15, 2000 (the "Bronstein Warrant Shares"), pursuant to a registration statement filed with the SEC for public offering and sale of stock pursuant to the 1933 Act. Such warrants shall be issued to Bronstein as additional consideration for the forbearance of Bronstein and CTI described in Section 1. Such warrants shall be evidenced by E-Docs' execution and delivery to Bronstein of a Warrant in the form attached hereto as EXHIBIT "A" (the "Warrant"), which Warrant is exercisable by Bronstein on or before December 31, 2000 at a purchase price per share equal to the lower of (i) $1.75, or (ii) the average closing price for E-Docs' common stock for the 30-day period immediately prior to the Effective Date of this Agreement (the "30-Day Average Closing Price"). E-Docs affirms that the registration of the Bronstein Warrant Shares will remain effective continuously from the date of registration until the end of the exercise period.

       (b) E-Docs shall pay interest to Bronstein at a rate of 1.00% per month (12% per annum) for the period commencing on January 1, 2000, through the expiration of the Forbearance Period, on the cash value of the 690,828 shares of E-Docs Common Stock owned by Bronstein from time to time (and issued to Bronstein by E-Docs pursuant to Section 3 and Section 4 hereof - the "Bronstein Remaining Shares"), which cash value will be calculated by multiplying the number of Bronstein Remaining Shares by the lower of (i) $1.75 per share, or
(ii) the 30-Day Average Closing Price (the "Cash Value"). Such aggregate interest shall be paid by E-Docs upon the end of the Forbearance Period and shall be payable in E-Docs' sole discretion either in (a) cash, or (b) additional shares of E-Docs common stock (the "Bronstein Interest Shares") (if E-Docs utilizes shares of stock to pay such interest, the Bronstein Interest Shares will have been registered on or prior to the expiration of the Forbearance Period, pursuant to a registration statement filed with the SEC for public offering and sale of stock pursuant to the 1933 Act). The number of Bronstein Interest Shares to be issued, if E-Docs utilizes shares of stock to pay such interest, will be determined by dividing the dollar amount of the aggregate interest due to Bronstein by the lower of (i) $1.75 per share, or (ii) the 30-Day Average Closing Price. Interest is due and payable to Bronstein within five (5) days after the end of the Forbearance Period.

        6) Payment of Bronstein's and CTI's Legal Fees. Within two (2) days after the Effective Date, E-Docs shall pay $35,000 in cash to Blank Rome Tenzer Greenblatt LLP in full and complete satisfaction of Bronstein's and CTI's legal fees and expenses up to, through and including the Effective Date of this Agreement, with respect to all claims between Bronstein and CTI, on the one hand, and E-Docs and HCIS, on the other hand, under the terms of, or otherwise in connection with, the Purchase Agreement and the negotiation and execution of this Agreement. E-Docs shall cause such payment to be transmitted by wire transfer pursuant to the following wiring instructions:

       The Chase Manhattan Bank
       ABA number 021-000021
       Account Number 114-026602 (account of Blank Rome Tenzer Greenblatt LLP) Blank Rome Tenzer Greenblatt LLP reference number 25182-0002

        7) Covenants.

          (a) E-Docs and HCIS hereby covenant and agree as follows:

       (i) From and after the Effective Date through the expiration of the Forbearance Period, neither E-Docs nor HCIS shall pay any cash compensation to Timothy J. Connolly for services rendered to E-Docs or HCIS (although E-Docs and HCIS shall be entitled to reimburse Mr. Connolly for business expenses incurred by Mr. Connolly on behalf of E-Docs or HCIS in accordance with E-Docs' expense reimbursement policy), and that any compensation provided to Mr. Connolly during such period shall only be in the form of shares of E-Docs common stock.

       (ii) E-Docs will use its best efforts to cause the registration of the Bronstein Remaining Shares, the Bronstein Warrant Shares and the Bronstein Interest Shares, if any, pursuant to a registration statement filed with the SEC for public offering and sale of stock pursuant to the 1933 Act prior to the expiration of the Forbearance Period, which efforts shall include, but not be limited to, hiring appropriate accounting and legal professionals to assist E-Docs in making the appropriate filings with the SEC.

       (iii) E-Docs shall provide Bronstein and CTI with a written report on the fifteenth day of each month following the Effective Date (commencing on May 15, 2000) through the expiration of the Forbearance Period (A) describing the status of the registration of the Bronstein Remaining Shares, the Bronstein Warrant Shares and the Bronstein Interest Shares, and (B) certifying to CTI that no cash compensation has been paid to Mr. Connolly since the Effective Date through the date of such report.

       (iv) E-Docs shall take all steps necessary, including, but not limited to, procuring all necessary opinions of counsel, to enable Bronstein to sell the maximum number of shares of restricted E-Docs Common Stock issued to Bronstein pursuant to the terms of this Agreement from time to time that Bronstein may be entitled to sell from time to time during the Forbearance Period pursuant to SEC Rule 144 ("Rule 144 Sales"), provided, however, that E-Docs shall only be required to expend $750 in legal fees to obtain such opinions of counsel. In the event that it becomes apparent that the opinions of counsel necessary to effectuate Bronstein's Rule 144 Sales will cost more than $750, then E-Docs counsel shall contact Bronstein's counsel, before incurring such expense, to determine how to proceed.

       (b) Bronstein and CTI hereby covenant and agree, at no cost or expense to Bronstein or CTI, to reasonably cooperate with E-Docs and HCIS in connection with E-Docs' and HCIS' efforts to correct and cure the filing and reporting deficiencies in the Philippines with respect to OTPI, which cooperation may include, without limitation, promptly executing such reasonably necessary affidavits, certificates, confirmations, reports and applications as E-Docs or HCIS may request.

        8)  Representations and Warranties.

       (a) E-Docs and HCIS each hereby certify and confirm as of the Effective Date in favor of Bronstein and CTI that all of E-Docs' and HCIS' respective representations and warranties set forth in the Purchase Agreement are true and correct as of the Effective Date (each of which representations and warranties shall survive the execution and delivery hereof).

       (b) Bronstein and CTI each hereby represent and warrant as of the Effective Date to E-Docs and HCIS that:

       (i) This Agreement has been duly executed and delivered by Bronstein and CTI, and no further corporate or other action is necessary with respect to Bronstein or CTI to make this Agreement a valid and binding obligation of Bronstein and CTI, enforceable in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by CTI will result in a violation or breach of any term or provision under the Articles of Incorporation or Bylaws or any resolution of the Board of Directors or shareholders of CTI or constitute a default or breach of, or accelerate the performance required under, or require the consent of any person or entity under any indenture, mortgage, deed of trust or other contract or agreement to which Bronstein or CTI is a party or by which they or any of their respective assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

        (ii) CTI is a corporation duly organized, validly existing and good standing under the laws of the State of New York and has all requisite corporate power to enter into and perform this Agreement.

       (c) Each of the persons executing this Agreement hereby certify to each of the other parties hereto that they are duly authorized representatives of the respective parties to this Agreement and that they are fully authorized to execute this Agreement for the purposes stated herein and to effectuate the mutual agreements set forth herein. They further acknowledge that they have read and fully understand or have had explained to their satisfaction all of the terms of this Agreement and are executing this Agreement knowingly and voluntarily

        9) Defaults. E-Docs and HCIS shall be deemed to be in default of the terms and conditions of this Agreement upon any of the following (an "Event of Default"):

       (a) E-Docs shall fail to (i) complete its obligations under Section 1(i)
(A) and (B) of this Agreement by the end of the Forbearance Period, (ii) cause to be delivered to Bronstein within ten (10) days after the Effective Date (A) the Bronstein Remaining Shares as defined in Paragraph 5(b) herein; and (B) the Warrant, and (iii) cause to be delivered to Blank Rome Tenzer Greenblatt LLP within two (2) days after the Effective Date $35,000 in immediately available funds in the manner provided in Section 6 of this Agreement.

       (b) E-Docs shall fail to perform any of E-Docs' obligations under this Agreement other than those described in Section 9(a) and such failure shall continue for ten (10) days after E-Docs' receipt of written notice thereof from Bronstein or CTI.

       (c) Any of the representations or warranties made by E-Docs or HCIS herein is determined to be materially false.

       (d) (i) E-Docs shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) there shall be commenced against E-Docs any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of forty-five (45) days; or (iii) there shall be commenced against E-Docs any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within forty-five (45) days from the entry thereof; or
(iv) E-Docs shall take any action indicating its consent to, approval of, or acquiescence in any acts set forth in clause (i), (ii), or (iii) above; or (v) E-Docs shall admit in writing its inability to pay its debts as they become due.

        10) Penalties. In addition to Bronstein's and CTI's other remedies hereunder and under the Purchase Agreement, or otherwise available in law or equity, in the event that E-Docs fails to register the Bronstein Remaining Shares, the Bronstein Warrant Shares and the Bronstein Interest Shares, if any, pursuant to a registration statement filed with the SEC for public offering and sale of stock pursuant to the 1933 Act by the expiration of the Forbearance Period, then E-Docs and HCIS hereby agree that commencing on August 16, 2000, and continuing on each day thereafter until the Bronstein Remaining Shares, the Bronstein Warrant Shares and the Bronstein Interest Shares, if any, have been registered pursuant to a registration statement filed with the SEC, the following shall apply:

       (a) E-Docs shall issue to Bronstein a warrant per day, for each day in default, to purchase 1,567 additional shares of E-Docs common stock at a purchase price per share equal to the lower of (i) $1.75, or (ii) the 30-Day Average Closing Price. The shares of E-Docs common stock subject to such warrants shall be registered pursuant to a registration statement filed with the SEC for public offering of sale of stock pursuant to the 1933 Act at the same time as, and contemporaneously with, the Bronstein Remaining Shares, the Bronstein Warrant Shares and the Bronstein Interest Shares, if any.

       (b) The interest rate payable by E-Docs on the Cash Value pursuant to
Section 5 shall automatically increase to 1.5% per month (18% per annum) (which change in rate shall not be applied retroactively).

        11)  Contingent Release and Waiver of Claims.

       (a) In the event that (A) E-Docs and HCIS fully perform their obligations under Section 1(i)(A) and (B) of this Agreement, (B) E-Docs and HCIS have performed all of their other material obligations under this Agreement, and (C) E-Docs and HCIS are not then in default of any of its obligations hereunder, then:

       (i) Bronstein and CTI shall automatically be deemed to have released and discharged E-Docs and HCIS and their respective subsidiaries, affiliates, shareholders, officers, directors, employees, agents, representatives, successors, predecessors and assigns (the "E-Docs Released Parties"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, attorneys' fees, costs, disbursements, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (including direct, special, consequential, remote, foreseeable, unforeseeable, and punitive damages), judgments, extents, executions, claims, demands, obligations and liabilities whatsoever, at law, in equity or otherwise, liquidated, unliquidated, known or unknown, sounding in tort, in contract or under any other legal theory, or arising by statute or under any other law or regulation, and whether contingent or matured, against the E-Docs Released Parties that Bronstein or CTI have had, then have or thereinafter can, shall or may have for, upon, or by reason of any matter, including, without limitation, with respect to the Purchase Agreement, this Agreement, the Potential Offset Claims and the prior failure of E-Docs to register the E-Docs Common Stock, from the beginning of the world through the date of such registration of the E-Docs Common Stock; except that the parties agree that neither Szpicek or Dagan is an E-Docs Released Party and that neither Bronstein nor CTI release either Szpicek or Dagan from any claim that Bronstein or CTI may now or in the future have against either Szpicek or Dagan, whether or not such claim arises out of the subject matter of this Agreement and/or the Purchase Agreement.

       (ii) E-Docs and HCIS shall automatically be deemed to have released and discharged Bronstein and CTI and their respective subsidiaries, affiliates, shareholders, officers, directors, employees, agents, representatives, successors, predecessors, heirs, executors, administrators and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, attorneys' fees, costs, disbursements, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (including direct, special, consequential, remote, foreseeable, unforeseeable, and punitive damages), judgments, extents, executions, claims, demands, obligations and liabilities whatsoever, at law, in equity or otherwise, liquidated, unliquidated, known or unknown, sounding in tort, in contract or under any other legal theory, or arising by statute or under any other law or regulation, and whether contingent or matured against Bronstein or CTI that E-Docs or HCIS have had, then have or thereinafter can, shall or may have for, upon, or by reason of any matter, including, without limitation, with respect to the Purchase Agreement, this Agreement and the Potential Offset Claims, from the beginning of the world to the date of such registration of the E-Docs Common Stock.

       (iii) Notwithstanding the conditional nature of Sections (i) and (ii) the parties hereby acknowledge and agree that upon Bronstein's receipt of the certificate representing the Bronstein Remaining Shares, the parties shall automatically be deemed to have released and discharged, and subject to receipt of such certificate do hereby release and discharge each other and their respective subsidiaries, affiliates, shareholders, officers, directors, employees, agents, representatives, successors, predecessors, heirs, executors, administrators and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, attorneys' fees, costs, disbursements, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (including direct, special, consequential, remote, foreseeable, unforeseeable, and punitive damages), judgments, extents, executions, claims, demands, obligations and liabilities whatsoever, at law, in equity or otherwise, liquidated, unliquidated, known or unknown, sounding in tort, in contract or under any other legal theory, or arising by statute or under any other law or regulation, and whether contingent or matured, against each other that the parties have had, now have or hereinafter can, shall or may have for, upon, or by reason of E-Docs' prior issuance of 1,468,539 shares of E-Docs Common Stock to Bronstein individually (the "Initial Issuance"); except that the parties agree that neither Szpicek or Dagan are included in such release and that neither Bronstein nor CTI release either Szpicek

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

or Dagan from any claim that Bronstein or CTI may now or in the future have against either Szpicek or Dagan, whether or not such claim arises out of the subject matter of this Agreement and/or the Purchase Agreement. This is intended as a limited release that concerns only the distribution of the shares in the Initial Issuance, and does not release E-Docs or HCIS from all other claims with respect to the Initial Issuance, including, but not limited to, the fact that the shares distributed in the Initial Issuance were not registered, and does not affect the parties' rights and remedies in any other way except in accordance with the terms of this Agreement.

       (iv) Notwithstanding anything to the contrary in Sections 2 and 12 of this Agreement, no reservation of rights of the parties hereto shall survive the conditional releases of Sections 11 (a)(i) and (ii), provided all of the conditions necessary for those releases to be triggered have been met.

       (b) The parties agree that the releases set forth in this Section 11
(a)(i) and (ii) are expressly contingent upon E-Docs and HCIS performing all of the obligations referenced in Section 1(i) (A) and (B) and 11(a) of this Agreement by August 15, 2000, and that if they fail to do so, then (i) Bronstein's and CTI's agreement to forbear from pursuing their respective rights, claims and remedies against E-Docs or HCIS (which agreement to forbear is described in Section 1 hereof), and the contingent releases set forth in
Section 11(a)(i) and (ii), shall immediately and automatically become null and void and of no further force or effect, and (ii) Bronstein and CTI shall be entitled to pursue their respective remedies against E-Docs or HCIS with respect to the Purchase Agreement and this Agreement and nothing contained in this Agreement or otherwise shall be deemed to have waived or modified any of Bronstein's, CTI's, E-Docs' or HCIS' respective rights or remedies under or in connection with the Purchase Agreement or this Agreement or otherwise in law or equity.

        12) Amendments, Waivers. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective unless made in writing and signed by all of the parties hereto. No provision of this Agreement shall be modified, waived or terminated except by an instrument in writing signed by the party against whom such modification, waiver or termination is to be enforced. The failure by Bronstein, CTI, E-Docs or HCIS to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as waiver or relinquishment for the future of that term, condition, right, remedy or election, which shall continue and remain in full force and effect.

        13) Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, E-Docs, HCIS, Bronstein, and CTI and their respective heirs, representatives, administrators, successors and assigns, except that none of the parties hereto may assign, delegate or transfer their rights or obligations hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable or void, this Agreement shall continue in full force and effect without such provision to the maximum extent permitted by law.

        14) Notices and Communications. Notwithstanding anything in the Purchase Agreement to the contrary, all notices, demands, consents, approvals and other communications under this Agreement or the Purchase Agreement shall be in writing and mailed or delivered or sent by registered or certified mail (postage prepaid, return receipt requested), by hand, by a nationally-recognized overnight courier or by telecopier (provided that if sent by telecopier, confirmed by one of the other methods for notice authorized herein):

If to Bronstein or CTI to:

       Hillel Bronstein
       c/o Beno Enterprises, Inc.
       333 41st Street, Suite 900
       Miami Beach, Florida 33140
       Telecopy Number: (305) 531-6688

with a copy to:

       Blank Rome Tenzer Greenblatt LLP
       The Chrysler Building
       405 Lexington Avenue
       New York, New York 10174
       Attn:  Michael Z. Brownstein, Esq.
       Telecopy Number: (212) 885-5002

If to E-Docs or HCIS to:

       Applied Voice Recognition, Inc.
       1717 Saint James Place, Suite 242
       Houston, Texas 77056
       Attn:  Mr. Timothy J. Connolly
       Telecopy Number: (713) 621-7059

with a copy to:

       Boyar & Miller
       4265 San Felipe, Suite 1200
       Houston, Texas 77027
       Attn:  Brian D. Baird, Esq.
       Telecopy Number: (713) 552-1758

or at such other address of which Bronstein, CTI, E-Docs or HCIS shall have notified the other parties in writing as aforesaid. All such notices and communications shall be effective when received at the address specified as aforesaid.

        15)  Governing Law; Conflicts.

       (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

       (b) In the event of any conflicts between the provisions of the Purchase Agreement and the provisions of this Agreement, the provisions of this Agreement shall control.

        16) Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.

        17) No Third Party Beneficiaries. No individual or entity shall be a third party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

        18) Effective Date. The date on which the parties exchange, by Facsimile, duly executed original counterparts of this Agreement shall be the effective date of this Agreement (the "Effective Date").



                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, this Agreement has been duly executed by the parties to be effective as of the Effective Date.

                                       CORNELL TRANSCRIPTION, INC., a
                                       New York corporation


Date:  April ___, 2000                 By:____________________________________
                                          Hillel Bronstein, President


                                       BRONSTEIN:
                                       ---------


Date:  April ___, 2000                 _______________________________________
                                       Hillel Bronstein


                                       HCIS:
                                       ----

                                       E-DOCS HEALTH CARE INFORMATION
                                       SERVICES, INC., a Delaware corporation
                                       formerly known as AVRI Health Care
                                       Information Services, Inc.

Date:  April ___, 2000                 By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________

                                       E-DOCS:
                                       ------

                                       APPLIED VOICE RECOGNITION, INC., a
                                       Delaware corporation

Date:  April ___, 2000                 By:_____________________________________
       (the "Effective Date")
                                       Name:___________________________________

                                       Title:__________________________________



                               Signature Page to
                             Forbearance Agreement
               (Hillel Bronstein & Cornell Transcription, Inc.)

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